CONFORMED COPY




                                  $325,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                 August 25, 1994


                                      among


                             Kerr-McGee Corporation


                          Kerr-McGee Credit Corporation


                             The Banks Listed Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                               TABLE OF CONTENTS*

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.                Definitions.................................      1
SECTION 1.02.                Accounting Terms and Determinations.........     14
SECTION 1.03.                Types of Borrowings.........................     14


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.                Commitments to Lend.........................     15
SECTION 2.02.                Notice of Committed Borrowings..............     15
SECTION 2.03.                Money Market Borrowings.....................     16
SECTION 2.04.                Notice to Banks; Funding of Loans...........     20
SECTION 2.05.                Notes.......................................     21
SECTION 2.06.                Maturity of Loans...........................     22
SECTION 2.07.                Interest Rates..............................     22
SECTION 2.08.                Facility Fees...............................     25
SECTION 2.09.                Optional Termination or Reduction
                               of Commitments............................     26
SECTION 2.10.                Scheduled Termination of Commitments........     26
SECTION 2.11.                Optional Prepayments........................     26
SECTION 2.12.                Change of Control...........................     27
SECTION 2.13.                General Provisions as to Payments...........     27
SECTION 2.14.                Funding Losses..............................     28
SECTION 2.15.                Computation of Interest and Fees............     28
SECTION 2.16.                Regulation D Compensation...................     29
SECTION 2.17.                Maximum Interest Rate.......................     30


                                   ARTICLE III

                                   CONDITIONS

SECTION 3.01.                Effectiveness...............................     30
SECTION 3.02.                Borrowings..................................     31


--------
*The Table of Contents is not a part of this Agreement.

                                                                           Page

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.                Corporate Existence and Power...............     32
SECTION 4.02.                Corporate and Governmental
                               Authorization; No Contravention...........     33
SECTION 4.03.                Binding Effect..............................     33
SECTION 4.04.                Financial Information.......................     33
SECTION 4.05.                Litigation..................................     33
SECTION 4.06.                Compliance with ERISA.......................     34
SECTION 4.07.                Environmental Matters.......................     35
SECTION 4.08.                Taxes.......................................     35
SECTION 4.09.                Subsidiaries................................     35


                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.                Information.................................     35
SECTION 5.02.                Payment of Taxes............................     38
SECTION 5.03.                Insurance...................................     38
SECTION 5.04.                Conduct of Business and Maintenance
                               of Existence..............................     39
SECTION 5.05.                Compliance with Laws........................     39
SECTION 5.06.                Compliance with ERISA.......................     39
SECTION 5.07.                Negative Pledge.............................     40
SECTION 5.08.                Consolidations, Mergers and Sales
                               of Assets.................................     42
SECTION 5.09.                Use of Proceeds.............................     42
SECTION 5.10.                Transactions with Affiliates................     42
SECTION 5.11.                Ownership of Credit Corporation.............     42
SECTION 5.12.                Change in Rating............................     43


                                   ARTICLE VI

                                    DEFAULTS

SECTION 6.01.                Events of Default...........................     43
SECTION 6.02.                Notice of Default...........................     46


                                   ARTICLE VII

                                    THE AGENT

SECTION 7.01.                Appointment and Authorization...............     46

                                                                           Page

SECTION 7.02.                Agent and Affiliates........................     46
SECTION 7.03.                Action by Agent.............................     46
SECTION 7.04.                Consultation with Experts...................     46
SECTION 7.05.                Liability of Agent..........................     46
SECTION 7.06.                Indemnification.............................     47
SECTION 7.07.                Credit Decision.............................     47
SECTION 7.08.                Successor Agent.............................     47
SECTION 7.09.                Agent's Fee.................................     48


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

SECTION 8.01.                Basis for Determining Interest Rate
                               Inadequate or Unfair......................     48
SECTION 8.02.                Illegality..................................     49
SECTION 8.03.                Increased Cost and Reduced Return...........     50
SECTION 8.04.                Substitute Loans............................     52
SECTION 8.05.                Substitution of Bank........................     52


                                   ARTICLE IX

                                    GUARANTY

SECTION 9.01.                The Guaranty................................     53
SECTION 9.02.                Guaranty Unconditional......................     53
SECTION 9.03.                Discharge Only Upon Payment In
                               Full; Reinstatement In Certain
                               Circumstances.............................     54
SECTION 9.04.                Waiver by the Company.......................     54
SECTION 9.05.                Subrogation.................................     54
SECTION 9.06.                Stay of Acceleration........................     55


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01.               Notices.....................................     55
SECTION 10.02.               No Waivers..................................     55
SECTION 10.03.               Expenses; Documentary Taxes;
                               Indemnification...........................     56
SECTION 10.04.               Sharing of Set-Offs.........................     57
SECTION 10.05.               Amendments and Waivers......................     57
SECTION 10.06.               Successors and Assigns......................     58
SECTION 10.07.               Collateral..................................     60
SECTION 10.08.               Governing Law...............................     60
SECTION 10.09.               Counterparts; Integration...................     60

                                                                           Page

PRICING SCHEDULE

Exhibit A -- Note
Exhibit B -- Form of Money Market Quote Request
Exhibit C -- Form of Invitation for Money Market
               Quotes
Exhibit D -- Form of Money Market Quote
Exhibit E -- Opinion of General Counsel of the
               Company
Exhibit F -- Opinion of Davis Polk & Wardwell,
               Special Counsel for the Agent
Exhibit G -- Form of Auditor's  Certificate
Exhibit H -- Assignment and Assumption Agreement

                                CREDIT AGREEMENT


                  AGREEMENT dated as of August 25, 1994 among KERR-McGEE CORPORATION, a Delaware corporation, KERR-McGEE CREDIT CORPORATION, a Delaware corporation, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.


                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "Acquiring Person" means any Person (other than the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary so long as all such plans in the aggregate hold less than 40% of the Voting Stock of the Company) who or which is the beneficial owner, directly or indirectly, of more than ten percent of the combined voting power of the outstanding shares of Voting Stock of the Company.

     "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

     "Adjusted Consolidated Tangible Net Worth" means, at any date, an amount equal to the sum of (i) Consolidated Tangible Net Worth at such date plus (ii) the excess (if any) of (A) an amount equal to the excess (if any) of (x) Consolidated Tangible Net Worth as at December 31, 1993 over (y) Consolidated Tangible Net Worth as at such date over (B) the aggregate amount of Restricted Payments declared or made (without duplication) by the Company and its Subsidiaries during the period from and including January 1, 1994 to and including such date.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

     "Affiliate" means a Person (other than the Company or a Subsidiary) which directly or indirectly controls or is controlled by, or is under common control with the Company or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock or by contract or otherwise.

     "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assessment Rate" has the meaning set forth in Section 2.07(b).

     "Assignee" has the meaning set forth in Section 10.06(c).

     "Bank" means each bank listed on the signature pages hereof, each substitute bank which becomes a Bank pursuant to Section 8.05, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

     "Benefit Liabilities" has the meaning as defined in Section 4001(a)(16) of ERISA.

     "Borrower"  means  either  of  the  Company  or  Credit  Corporation,   and
"Borrowers" means the Company and Credit Corporation.

     "Borrowing" has the meaning set forth in Section 1.03.

     "CD Base Rate" has the meaning set forth in Section 2.07(b).

     "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing or Article VIII.

     "CD Margin" has the meaning set forth in Section 2.07(b).

     "CD Reference Banks" means Citibank, N.A., The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to Section 10.06(f).

     "Change of Control" means (i) the acquisition by any Person or two or more Persons acting as a group (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of greater than 40% of the outstanding Voting Stock of the Company or (ii) any merger or consolidation to which the Company is a party, or the transfer, conveyance or lease of all or substantially all of the assets of the Company to another Person, if immediately following such merger, consolidation, transfer, conveyance or lease a majority of the directors of the surviving corporation (or the corporation which is the beneficial owner of the assets transferred or conveyed or the lessee of the assets leased) are other than Continuing Directors.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09, or, as the context may require, the obligation of such Bank to make Committed Loans hereunder.

     "Committed  Loan"  means a loan to be made by a Bank  pursuant  to  Section
2.01.

     "Company" means Kerr-McGee Corporation, a Delaware corporation, and its successors.

     "Company's 1993 Annual Report" means the Company's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission.

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" means at any date the consolidated Stockholders' Equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any asset owned by the Company or a Subsidiary, and (ii) all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses.

     "Continuing Director" means any member of the Board of Directors of the Company who is unaffiliated with, and not a nominee of, an Acquiring Person and was a member of the Board of Directors of the Company immediately prior to any transaction described in clause (ii) of the definition of Change of Control set forth in this Section 1.01 and also prior to the time that the Acquiring Person became an Acquiring Person, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, the Acquiring Person and who is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

     "Credit Corporation" means Kerr-McGee Credit Corporation, a Delaware corporation, and its successors.

     "Debt" of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (iv) all Debt secured by a Lien on any asset of such Person which is not otherwise an obligation of such Person, to the extent of the lesser of such Debt or the book value of such asset, (v) all Debt of others Guaranteed by such Person to the extent of the amount of such Guarantee, and (vi) all production payment, proceeds production payment or similar obligations of such Person; provided that
(a) Debt shall not include any Debt described above with respect to which there shall have been irrevocably deposited in trust, cash, or direct obligations of the United States, or any agency thereof that are backed by the full faith and credit of the United States, as necessary for the timely redemption, payment or satisfaction of such Debt and (b) the Debt of any Subsidiary arising as a result of being a general partner or joint venturer shall not constitute Debt to the extent such obligations exceed the Company's direct or indirect net book investment in such Subsidiary.

     "Debt Acceleration Threshold" means (i) $5,000,000 in the case of any Debt other than LDC Debt and (ii) $40,000,000 in the case of LDC Debt.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Domestic Loans" means CD Loans or Base Rate Loans or both.

     "Domestic Reserve Percentage" has the meaning set forth in Section 2.07(b).

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

     "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing or Article VIII.

     "Euro-Dollar Margin" has the meaning set forth in Section 2.07(c).

     "Euro-Dollar Reference Banks" means the principal London offices of Citibank, N.A., The First National Bank of Chicago, Morgan Guaranty Trust Company of New York and each such other bank as may be appointed pursuant to
Section 10.06(f).

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.16(b).

     "Event of Default" has the meaning set forth in Section 6.01.

     "Existing Credit Agreement" means the Credit Agreement dated as of August 15, 1990 among the Borrower, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent, as amended to the Effective Date.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

     "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person entered into for the purpose of directly or indirectly guaranteeing any Debt of any other Person including, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that (x) the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, and (y) in no event shall a Guarantee by the Company or a Subsidiary of the Debt of the Company or a Subsidiary be duplicated for purposes of determining an amount of Debt for purposes hereof. The term "Guarantee" used as a verb has a corresponding meaning.

     "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) With respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) With respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) With respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "LDC Country" means any country which is not a member of the Organization for Economic Co-operation and Development.

     "LDC Debt" means any Debt of a Subsidiary of the Company (whether or not Guaranteed by the Company) incurred to finance the conduct of business in an LDC Country.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any production payment, proceeds production payment or similar financing arrangement with respect to such asset). Without limiting the generality of the foregoing, for the purposes of this Agreement, (i) the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement or other title retention agreement relating to such asset and (ii) the sale or assignment by Credit Corporation or any of its Subsidiaries ("seller") of Receivables shall be deemed to create Debt of the seller (in an amount equal to the proceeds of the sale) secured by a Lien on Receivables of the seller unless either (A) such transaction is a sale without recourse for cash payable on the date of sale in an amount not less than the fair market value of the

Receivables sold or (B) such transaction is (or would be, if the Receivables were accounts) excluded from the scope of article 9 of the Uniform Commercial Code (as in effect in the State of New York) by Section 9-104(f) thereof.

     "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London  Interbank  Offered  Rate" has the  meaning  set  forth in  Section
2.07(c).
     "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

     "Material Subsidiary" means, at any time, Credit Corporation and any other Subsidiary which as of such time meets the definition of a "significant subsidiary" with respect to the Company contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

     "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.03(d).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means any employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA or an employee pension benefit plan as to which the Company or any of its Related Persons would be treated as a contributing employer under Section 4212(c) of ERISA if it were to be terminated.
     "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

     "Parent" means, with respect to any Bank, any Person, other than an individual, controlling such Bank.

     "Participant" has the meaning set forth in Section 10.06(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) (other than a Multiemployer Plan) which is or has been established and maintained, or to which contributions are or have been made, by the Company, or an employee pension benefit plan as to which the Company or any of its Related Persons would be treated as a contributory sponsor under Section 4069 of ERISA if it were to be terminated.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Receivable" means any right to payment of money, whether for goods sold or leased or to be sold or leased, services rendered or to be rendered, money lent or other credit extended, or otherwise, whether or not evidenced by an instrument.

     "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

     "Refunding Borrowing" means a Committed Borrowing or that portion thereof which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank to either Borrower.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Person" means any trade or business (whether or not incorporated) which, together with the Company (and other Related Persons), is treated as a single employer under Section 414 of the Internal Revenue Code.

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends or other distributions payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock; provided that payments in respect of employee stock options, stock appreciation rights and other stock based employee compensation arrangements in the ordinary course of business shall not constitute Restricted Payments.

     "Restricted Property", to the extent of the Company's direct or indirect interest therein, means:

                  (a) any property interest owned by the Company or any Consolidated Subsidiary in reserves of oil, gas, coal lignite, uranium, copper or other minerals which are "proved reserves", as defined in the regulations promulgated by the Securities and Exchange Commission or, in the absence of an applicable definition, reserves which geological, geophysical and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs or deposits under existing economic and operating conditions; and

                  (b) any  refining or  manufacturing  property or any  drilling
         rigs  and  related   equipment  of  the  Company  or  any  Consolidated
         Subsidiary.

     "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

     "S&P" means Standard & Poor's Corporation.

     "Stockholders' Equity" means, at any date, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries as would be shown on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

     "Substitute  Loan" means a Loan made by a Bank  pursuant  to Section  8.02,
8.03 or 8.04(a).

     "Termination Date" means August 25, 1999, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "Unfunded Benefit Liabilities" means the "amount of unfunded benefit liabilities" as defined in Section 4001(a) (18) of ERISA.

     "Voting Stock" means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Company, other than stock having such power only by reason of the happening of a contingency.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks.

     SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II (and not, in any event, pursuant to Article VIII) on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to either Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to both Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with

Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

                  SECTION 2.02.  Notice of Committed Borrowings.

     (a) The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

              (i)  the  date  of  such  Borrowing,  which  shall  be a  Domestic
         Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (ii)  the aggregate amount of such Borrowing,

            (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

             (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) The provisions of subsection (a) above notwithstanding, if the Borrower shall not have given a Notice of Borrowing not later than 10:30 A.M. (New York City time) on the last day of the Interest Period applicable to an outstanding Committed Borrowing, then, unless the Borrower notifies the Agent before such time that it elects not to borrow on such date, the Agent shall be deemed to have received a Notice of Committed Borrowing specifying (i) that the date of the proposed Borrowing shall be the last day of the Interest Period applicable to such outstanding Borrowing, (ii) that the aggregate amount of the proposed Borrowing shall be the amount of such outstanding Borrowing, and (iii) that the Loans comprising the proposed Borrowing are to be Base Rate Loans.

                  SECTION 2.03.  Money Market Borrowings.

     (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, either Borrower may, as set forth in this Section, request the 27008/958/CA/ca.conf

Banks during the Revolving Credit Period to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

              (i)  the   proposed   date   of   Borrowing,   which  shall  be  a
         Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

             (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

             (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote request. No Money Market Quote request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Money Market Quote request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote request, the Agent shall send to the Banks by telex or facsimile transmission an invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 10.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 1:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A)  the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Bank,
         (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection (d)(i).

     (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

              (i)  the   aggregate   principal   amount  of  each  Money  Market
         Borrowing may not exceed the applicable amount set forth in the related Money Market Quote request,

             (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt (or deemed receipt) of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower giving (or deemed to have given) such Notice of Borrowing.

     (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 10.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.13, as the case may be.

     (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at a rate per annum equal to the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

     (b) Each Bank may, upon at least two Domestic Business Days' notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (c) Upon receipt of each Bank's Notes pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of either Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

     SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and (ii) the rate applicable to Base Rate Loans for such day.

     "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                               [ CDBR                  ]*
             ACDR   =  [ ---------- ]  + AR
                               [ 1.00 - DRP ]

             ACDR   =  Adjusted CD Rate
             CDBR   =  CD Base Rate
                  DRP   =  Domestic Reserve Percentage
                  AR    =  Assessment Rate

         ----------
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

     The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

     "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the applicable London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.
     (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day at a rate per annum equal to the higher of (i) the sum of 1% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 1% plus the Euro- Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

     (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Base Rate for such day.

     (f) The Agent shall  determine  each interest rate  applicable to the Loans hereunder.  The  Agent  shall  give  prompt  notice  to  the  Borrower  and  the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. Facility Fees. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue
(i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $1,000,000 or any larger multiple thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     SECTION 2.10. Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.11. Optional Prepayments. (a) Either Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any

Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) in whole at any time, or from time to time in part in amounts which, when added to the principal amounts of other Loans to it maturing and being paid at the time of such prepayment, equals in the aggregate $1,000,000 or any larger multiple thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

     (b) Either Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a CD Borrowing, or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Euro-Dollar Borrowing, subject to Section 2.14, prepay any such Borrowing by it in whole or in part in amounts aggregating $1,000,000 or any larger multiple thereof, on any Domestic Business Day, in the case of a CD Borrowing, or any Euro-Dollar Business Day, in the case of a Euro-Dollar Borrowing, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the outstanding CD Loans or Euro-Dollar Loans of the several Banks included in such Borrowing, subject to Article VIII.

     (c) Except as provided in Section 2.11(a), neither Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12. Change of Control. If a Change of Control shall occur (i) the Company will, within ten days after the occurrence thereof, give each Bank notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (ii) each Bank may, at any time at its option by notice to the Borrowers and the Agent given not later than 60 days after such Change of Control, (x) terminate its Commitment, which shall thereupon be terminated, and (y) by three Domestic Business Days' notice to the Borrowers and the Agent declare the Notes held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Notes and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or othe notice of any kind, all of which are hereby waived by the Borrowers.

     SECTION 2.13. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 10.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. In any case where, and for so long as, the date for any payment of principal by either Borrower hereunder is extended by operation of law or otherwise, interest thereon shall be payable for such extended time and the affected payment shall not be deemed past due if the payment date is not extended as a result of any action or failure to act by such Borrower.

     (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.14. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed

Rate Loan (pursuant to Section 2.11(b), Article VI or VIII) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(d), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(d), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or contractually committed prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, setting forth in reasonable detail the calculation thereof, which certificate shall be presumed correct unless and until it is shown to be in error.

     SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.16. Regulation D Compensation. (a) Each Bank may require either Borrower to pay, contemporaneously with each payment of interest thereon, additional interest on each Euro-Dollar Loan of such Bank to such Borrower at a rate per annum equal to the excess of (i)(A) the applicable London Interbank Offered Rate (or other base rate determined pursuant to Section 2.07(d)) divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the rate specified in clause (i)(A). Any Bank wishing to require payment of such additional interest (x) shall so notify such Borrower and the Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank to such Borrower shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least four Euro-Dollar Business Days after the giving of such notice and (y) shall notify such Borrower at least three Euro-Dollar Business Days prior to each date on which interest is payable thereon of the amount then due it under this Section. Any Bank which has given notice under clause (x) above that such additional interest is payable shall notify such Borrower and the Agent, for so long as such additional interest is payable, annually, not later than each January 15th that such additional interest is payable, and, as soon as practicable after such additional interest has ceased to be payable, that it is no longer payable. In the event a Bank shall fail to notify the Borrowers and the Agent annually of the continuing requirements for such additional interest by the applicable January 15th, such Bank shall not be entitled to additional interest until such Bank has provided the notice required by (x) above.

     (b) "Euro-Dollar Reserve Percentage" means for any day for any Bank that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the effective reserve requirement for such Bank as determined in good faith by such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     SECTION 2.17. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require either Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law.

     (b) If the amount of interest payable by either Borrower for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable by such Borrower for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

     (c) If the amount of interest payable by either Borrower for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable by either Borrower for the account of such Bank in respect of any subsequent interest computation period, computed pursuant to Section 2.07, would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid by both Borrowers for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid by both

Borrowers for its account has theretofore been reduced pursuant to clause (b) of this Section.

                                   ARTICLE III

                                   CONDITIONS

     SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

                  (a) receipt by the Agent of counterparts hereof signed by each of the Company, Credit Corporation, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) receipt by the Agent for the account of each Bank of duly executed Notes of the Company and Credit Corporation dated on or before the Effective Date complying with the provisions of Section 2.05;

                  (c) receipt by the Agent of an opinion of the General Counsel of the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (e) receipt by the Agent of evidence satisfactory to it of the payment of all amounts payable under the Existing Credit Agreement; and

                  (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company and Credit Corporation, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than August 31, 1994. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement and each of the Borrowers agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrowers shall be obligated to pay the accrued commitment and facility fees thereunder to but excluding the date of such effectiveness.

     SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

                  (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (c) the fact that, immediately after such Borrowing, (i) in the case of a Refunding Borrowing, no Event of Default and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing;

                  (d) the fact that the representations and warranties of the Company contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Section 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing; and

                  (e) the fact that, immediately after such Borrowing, (i) in the case of a Refunding Borrowing, Adjusted Consolidated Tangible Net Worth and (ii) in the case of any other Borrowing, Consolidated Tangible Net Worth shall be greater than $800,000,000.

     Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants that:

     SECTION 4.01. Corporate Existence and Power. Each of the Company and Credit Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted which, if not obtained, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries considered as a whole.

     SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company and Credit Corporation of this Agreement and the Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no approval of or filing with any governmental body, agency or official and do not contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any mortgage, security interest or other lien or encumbrance on any asset of such Borrower or any of its Subsidiaries.

     SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each of the Company and Credit Corporation, and each Note of each Borrower, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms.

     SECTION 4.04. Financial Information. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income, retained earnings and cash flows for the year then ended, reported on by Arthur Andersen & Co. and set forth in the Company's 1993 Annual Report, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such year.

     SECTION 4.05. Litigation. Except as set forth in the Company's 1993 Annual Report, there is no action, suit or proceeding pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, which involves any substantial risk of an adverse decision which would result in any material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries considered as a whole, or which involves any material risk of an adverse decision which would draw into question the validity of the obligations of either Borrower under this Agreement or the Notes of such Borrower.

     SECTION 4.06. Compliance with ERISA.

     (a) Neither the Company nor any Related Person has failed to comply in any material respect with the applicable provisions of ERISA and the Internal Revenue Code and the regulations promulgated thereunder (including, without limitation, sections 4068, 4069 and 4212 of ERISA), where such failure could reasonably be expected to be materially adverse to the Company and its Subsidiaries taken as a whole.

     (b) Other than premiums to the PBGC due in the normal course, no liability to the PBGC (with respect to which the Company or any Related Person is delinquent) has been incurred and remains unsatisfied or is expected by the Company to be incurred with respect to any Plan by the Company or any Related Person which is or would be materially adverse to the Company and its Subsidiaries taken as a whole.

     (c) Neither the Company nor any Related Person is obligated to contribute to, or has incurred a withdrawal liability with respect to, any Multiemployer Plan in an amount that would be materially adverse to the Company and its Subsidiaries taken as a whole.

     (d) Full payment has been made of all amounts that the Company or any Related Person is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof (or will be made within the period described in Section 404 of the Internal

Revenue Code) and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived exists with respect to any Plan. Each Plan satisfies the minimum funding standard of Section 412 of the Internal Revenue Code.

     (e) The amount of Benefit Liabilities under each Plan, determined as of the end of the Company's most recently ended fiscal year (on the basis of assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not exceed the current value of the assets of such Plans determined as of such date in an amount that, individually or in the aggregate with such amount for all Plans, exceeds $25,000,000.

     SECTION 4.07. Environmental Matters. The Company and each of its Material Subsidiaries is in compliance with, or has obtained waivers or variances from, all applicable requirements of all federal, state, local and foreign governmental authorities with respect to environmental protection, including, without limitation, regulations relating to pollution control or establishing quality criteria and standards for air, water and land ("Environmental Laws"), in all jurisdictions where such Persons are presently doing business and which, if not obtained or complied with, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries considered as a whole.

     SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined through the year ended December 31, 1989. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

     SECTION 4.09. Subsidiaries. Each of the Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each Material Subsidiary has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and which, if not obtained, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries considered as a whole.

                                    ARTICLE V

                                    COVENANTS

     The Company covenants and agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

     SECTION 5.01. Information. The Company will deliver to each of the Banks:

                  (a) to the extent not already delivered pursuant to another clause of this Section 5.01, as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated
         Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen & Co. or other independent public accountants of nationally recognized standing and an unaudited consolidated balance sheet of Credit Corporation and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in the case of such statements of income and cash flows in comparative form the figures for the previous fiscal year, accompanied by (x) the report thereon of independent public accountants or (y) if such financial statements are not otherwise reported on by independent public accountants, a certificate of the chief accounting officer of Credit Corporation as to fairness of presentation, generally accepted accounting principles and consistency;

                  (b) to the extent not already delivered pursuant to another clause of this Section 5.01, as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, (x) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, (y) the related consolidated statements of income for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter and (z) the related consolidated statement of cash flows for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief accounting officer of the Company;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above or clause (g) below, a certificate of the chief accounting officer of the Company stating whether to the knowledge of such officer, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of audited year-end financial statements referred to in clauses (a) or (g), a statement substantially in the form attached hereto as Exhibit G of the firm of independent public accountants which reported on such statements stating whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Default;

                  (e) forthwith upon any executive officer (meaning any member of the executive management committee, the treasurer, the chief financial officer, the general counsel or the chief accounting officer) of the Company obtaining knowledge of the occurrence of any Default, a certificate of the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (g)  promptly  upon  the  filing  thereof,   a  copy  of  each
         registration statement (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which the Company shall have filed with the Securities and Exchange Commission, and, within 15 days after the filing thereof, a copy of each annual, quarterly or other report (other than the exhibits thereto) which the Company shall have filed with the Securities and Exchange Commission;

                  (h) if and when the Company or any Related Person (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of or appoint a trustee to administer any Plan, a copy of such notice; and

                  (i) from time to time, upon receiving from the Banks such assurances of confidential treatment as the Company may reasonably request, such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.02. Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its Properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its Properties or assets, non-payment of which could have a material and adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company to comply with its obligations under this Agreement or the Notes, provided that no such tax, assessment, charge or claim need be paid if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted.

     SECTION 5.03. Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Properties and business and the Properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided, however, that in lieu of any such insurance, the Company or any such Subsidiary may maintain a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which the Company or such Subsidiary shall maintain adequate insurance reserves in accordance with generally accepted accounting principles and in accordance with sound actuarial and insurance principles.

     SECTION 5.04. Conduct of Business and Maintenance of Existence. Except as permitted by Section 5.08, the Company will at all times preserve and keep in full force and effect and will cause each Material Subsidiary to preserve and keep in full force and effect its corporate existence, and rights and franchises deemed material to the Properties, business, prospects, profits, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, except that such rights and franchises and the corporate existence of any Material Subsidiary (other than Credit Corporation) may be terminated if, in the good-faith judgment of the Board of Directors of the Company, such termination is in the best interest of the Company and is not disadvantageous to the Banks.
     SECTION 5.05. Compliance with Laws. The Company will, and will use its best efforts to cause each Subsidiary to, comply with all applicable laws, rules and regulations and orders of any governmental authority, non-compliance with which could have a material and adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole or on the ability of the Company to comply with its obligations under this Agreement or the Notes.

     SECTION 5.06. Compliance with ERISA. The Company will not, and will not permit any Subsidiary to (i) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, a tax imposed by Section 4975 of the Internal Revenue Code, or a lien pursuant to Section 412(n) of the Internal Revenue Code, (ii) terminate any Plan in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of operations within the meaning of Section 4068(f) of ERISA), which could result in any liability of the Company or any Subsidiary to the PBGC or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA, or incur any liability to the PBGC on account of a termination of a Plan under Section 4064 of ERISA, (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan or Section 412(m) of the Internal Revenue Code, the Company or any Subsidiary is required to pay as contributions thereto, (iv) incur any complete or partial withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan, or (v) permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan, if, in the aggregate, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, exceeds $25,000,000.

     SECTION 5.07. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien securing Debt on any Restricted Property now owned or hereafter acquired by it, except:

                  (a)  Liens existing on the date of this Agreement;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event and which does not extend to any other assets of the Company or its Consolidated Subsidiary;

                  (c) any Lien on any asset  securing  Debt  incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 24 months after the acquisition or completion of construction or improvement thereof, and provided further that the Debt secured by such Lien shall not exceed the cost of acquiring, constructing or improving such asset;

                  (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Consolidated Subsidiary and not created in contemplation of such event and which does not extend to any other assets of the Company or its Consolidated Subsidiaries;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                  (g) Liens to secure indebtedness of the pollution control or industrial revenue bond type and Liens in favor of the United States or any state thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto;

                  (h) any Lien (including Liens in respect of production payments) to secure the payment of all or any part of the cost of exploration, drilling, mining, or development of property which had prior to December 31, 1993, produced no material volumes of hydrocarbons, coal, minerals, timber or other products or by-products produced or extracted from such property, provided that the Debt secured by such Lien shall not exceed the cost of exploring, drilling, mining or development of such property; and provided further that such Lien shall not extend to any property other than the property being explored, drilled, mined or developed;

                  (i) Lien securing Debt incurred by Kerr-McGee Oil (U.K.) Limited to pay all or any part of the cost of exploration, drilling or development of any North Sea properties within the territorial waters of the United Kingdom, provided that the Debt secured by such liens shall not exceed the cost of such exploration, drilling, or development; and provided further that such Lien shall not extend to any property other than the property being explored, drilled or developed;

                  (j) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this section, provided that the amount of such Debt is not increased and is not secured by any additional assets; and

                  (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not exceeding 5% of Stockholders' Equity of the Company.

     SECTION 5.08. Consolidations, Mergers and Sales of Assets. The Company will not be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property, provided that the Company may merge or consolidate with another corporation and may sell, lease or otherwise transfer all or substantially all of its Property as an entirety to another corporation if (i) the surviving or acquiring corporation (if other than the Company) (A) is organized under the laws of the United States or a jurisdiction thereof and (B) expressly assumes the covenants and obligations in this Agreement and (ii) immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default and Consolidated Tangible Net Worth is not less than $800,000,000.

     SECTION 5.09. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes, which includes the use by the Borrowers of such proceeds to support the issuance by it of domestic commercial paper notes, and will not, in any event, be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock, within the meaning of Regulation U.

     SECTION 5.10. Transactions with Affiliates. The Company will not directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Affiliate's business and upon fair and reasonable terms that are substantially the same as those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate or upon terms which would not materially and adversely affect the ability of the Company to comply with its obligations under this Agreement;

provided, however, that taxes may be allocated among the Company and its Affiliates in any manner consistent with Section 1552 (or any successor provision) of the Internal Revenue Code and the regulations thereunder, general and administrative expenses may be allocated among the Company and its Affiliates in any manner consistent with Section 482 (or any successor provision) of the Internal Revenue Code and the regulations thereunder, and interest may be charged or credited to Affiliates in any reasonable manner not inconsistent with the Internal Revenue Code and the regulations thereunder.

     SECTION 5.11. Ownership of Credit Corporation. The Company will at all times own, directly or indirectly, all outstanding capital stock of Credit Corporation, free and clear of any Lien.

     SECTION 5.12. Change in Rating. Promptly upon becoming aware of any actual or proposed change in the rating by S&P or Moody's of the Company's outstanding senior unsecured long-term debt securities, the Company shall give notice to the Agent of such actual or proposed change.

                                   ARTICLE VI

                                    DEFAULTS

     SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) a Borrower shall fail to pay when due any principal of any Loan or, within five days of the due date thereof, any interest on any Loan, any fees or any other amount payable hereunder;

                  (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 through 5.11 inclusive;

                  (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) or (b) above) for 30 days after notice thereof has been given in accordance with Section 10.01 to the Company by the Agent at the request of any Bank;

                  (d) any representation, warranty, certification or statement made or deemed, pursuant to the terms hereof, to have been made by the Company in this Agreement or in any certificate, financial statement or other notice delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made;

                  (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

                  (f) any event or condition (other than an event or condition which renders it unlawful for any Person to make, maintain or fund extensions of credit comprising any Debt described in this subsection
         (f)) shall occur which results in the acceleration of the maturity of any Debt (which term shall, for purposes of this subsection (f), exclude (1) clause (vi) of the definition of Debt set forth in Section
         1.01 and (2) Debt of any Person that is not a Subsidiary of the Company and which is Guaranteed by the Company or a Subsidiary, so long as neither the Company nor such Subsidiary is in default with respect thereto) of the Company or any Subsidiary greater than the Debt Acceleration Threshold in aggregate principal amount;

                  (g) the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) the Company or any Related Person shall fail to pay when due (and not being contested in good faith) an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC, the Internal Revenue Service or the Department of Labor or to a Multiemployer Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any Related Person, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of or to cause a trustee to be appointed to administer any Material Plan; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which would cause the Company or any Related Person to incur a current payment obligation in excess of $50,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                  (j) a final judgment or order for the payment of money in excess of $10,000,000 not covered by insurance (as to which insurance coverage there is delivered to the Agent an opinion of counsel reasonably satisfactory to the Agent that such coverage applies to such judgment or order and that the applicable insurance carrier has not contested the payment thereof) shall be rendered against the Company or any Material Subsidiary and such judgment or order shall continue unsatisfied and not stayed, bonded, vacated or suspended by agreement with the beneficiary thereof for a period of 60 days;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to either Borrower, without any notice to either Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                   ARTICLE VII

                                    THE AGENT

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or Affiliate of either Borrower as if it were not the Agent hereunder.

     SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

     SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for either Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or them in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of either
Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof in accordance with Section 10.01 to the Banks and the Company. Upon any such resignation, the Borrowers, with the written consent of the Required Banks, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent, which shall be one of the Banks. If no successor Agent shall have been so appointed by the Borrowers, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing (except a Money Market Absolute Rate Borrowing):

                  (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing pursuant to Article II and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to either Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan (or, if such Borrower so elects by at least one Domestic Business Day's notice to the Agent and such Bank, such Borrower shall borrow a CD Loan) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan or CD Loan, as the case may be.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                   (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                  (ii) shall  impose,  modify or deem  applicable  any  reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (B) with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder shall be presumed correct unless and until it is shown to be in error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. If any Bank demands compensation under Section 8.03(a), the affected Borrower may at any time, upon at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding CD Loan or Euro-Dollar Loan, as the case may be, of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such CD Loan or Euro-Dollar Loan, as the case may be, of such Bank, such Borrower shall borrow a Base Rate Loan (or, if such Borrower shall so elect in its notice of prepayment, such Borrower shall borrow (i) if the Loan being prepaid is a CD Loan, a Euro-Dollar Loan and (ii) if the Loan being prepaid is a Euro-Dollar Loan, a CD Loan) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such CD Loan or Euro-Dollar Loan being prepaid, and such Bank shall make such a Base Rate Loan, CD Loan or Euro-Dollar Loan, as the case may be.

     SECTION 8.04. Substitute Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to either Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans, or if such Borrower shall so elect in the Notice of Borrowing, CD Loans or Euro-Dollar Loans (whichever type is not affected by such circumstances) for an Interest Period coincident with the related Fixed Rate Borrowing, and

                  (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Substitute Loans instead.

     SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes and assume the Commitment of such Bank. The purchase price for such Notes shall be an amount equal to the principal amount thereof together with accrued interest thereon, accrued amounts (if any) for the account of such Bank pursuant to Sections 2.16 and 8.03 and such amount (if any) as such Bank would be entitled to pursuant to Section 2.14 in respect of the prepayment of its Notes on such date.


                                   ARTICLE IX

                                    GUARANTY

     SECTION 9.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by Credit Corporation pursuant to this Agreement, and the full and punctual payment of all other amounts payable by Credit Corporation under this Agreement. Upon failure by Credit Corporation to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     SECTION 9.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Credit Corporation under this Agreement or any Note, by operation of law or otherwise;

             (ii) any modification or amendment of or supplement to this Agreement or any Note;

            (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of Credit Corporation under this Agreement or any Note;

             (iv) any change in the corporate existence, structure or ownership of Credit Corporation, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Credit Corporation or its assets or any resulting release or discharge of any obligation of Credit

         Corporation contained in this Agreement or any Note;

                  (v) the existence of any claim, set-off or other rights which the Company may have at any time against Credit Corporation, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (vi) any invalidity or unenforceability relating to or against Credit Corporation for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by Credit Corporation of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

             (vii) any other act or omission to act or delay of any kind by Credit Corporation, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

     SECTION 9.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and Credit Corporation under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by Credit Corporation under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Credit Corporation or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 9.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Credit Corporation or any other Person.

     SECTION 9.05. Subrogation. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against Credit Corporation with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by Credit Corporation in respect thereof, in any bankruptcy, insolvency or similar proceeding involving Credit Corporation as debtor commencing within one year after the making of any payment by Credit Corporation under this Agreement or its Notes.

     SECTION 9.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by Credit Corporation, under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of Credit Corporation, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of either Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, upon receipt or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

     SECTION 10.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.03. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the reasonably allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, or any Note.

     (b) The  Company  agrees  to  indemnify  the  Agent  and each  Bank,  their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be reasonably incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. It is understood (except as provided below) that the Company shall not, in connection with any such claim, or separate but substantially similar or related claims in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for all such Indemnitees which firm shall be designated by the Agent. Any Indemnitees shall have the right to retain its own counsel, but the fees and expenses of such counsel (other than the firm designated by the Agent as aforesaid) shall be at the expense of such Indemnitee unless (i) the

Company on the one hand, and such Indemnitee on the other shall have mutually agreed to the retention of such counsel or (ii) the representation of such Indemnitee by the same counsel representing the Agent, the Banks or any other party would in the reasonable view of such Indemnitee be inconsistent with or adverse to the interests of such Indemnitee. The Company shall not be liable for any settlement of any such claim effected without its written consent, which shall not be unreasonably withheld.

     SECTION 10.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

     SECTION 10.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone the date fixed for termination of any Commitment, or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Neither an assignment pursuant to Section 10.06 nor a substitution pursuant to
Section 8.05 constitutes an amendment subject to the provisions of this Section 10.05.

     SECTION 10.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Money Market Loans or, upon notice to the Company, in its Committed Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 10.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.16 with respect to its participating interest to the same extent as a Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) With the prior written consent of the Company and the Agent, any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000 and not exceeding, together with all other assignments by such transferor Bank and its affiliate transferees to non-affiliates, 50% of its initial Commitment, except in any case as the Company and the Agent may otherwise agree) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) (i) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     (ii) No Bank shall be entitled to additional interest under Section 2.16 on any portion of any Euro-Dollar Loan with respect to which it has granted a participation pursuant to subsection (b) above.

     (f) If any Reference Bank assigns its Note to an unaffiliated institution, or if the Commitment of any Reference Bank is terminated pursuant to Section
2.12 or 8.05, the Agent shall, with the consent of the Company and the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

     SECTION 10.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 10.08. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             KERR-McGEE CORPORATION



                             By /s/ John C. Linehan
                                Title:  Senior Vice President and
                                           Chief Financial Officer



                             By /s/ Thomas B. Stephens
                                Title:  Vice President and Treasurer

                             Kerr-McGee Center
                             Oklahoma City, Oklahoma  73102
                             Attn: Treasurer
                             Telex No.: 747128
                             Telecopy No.:  405-270-3029 (automatic)
                                            405-270-3129 (manual)

                             KERR-McGEE CREDIT CORPORATION



                             By /s/ Thomas B. Stephens
                             Title:  Vice President and Treasurer

                             Kerr-McGee Center
                             Oklahoma City, Oklahoma  73102
                             Attn: Treasurer
                             Telex No.: 747128
                             Telecopy No.:  405-270-3029 (automatic)
                                            405-270-3129 (manual)

Commitments

$50,000,000                  MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK



                             By /s/ Vernon M. Ford, Jr.
                                Title:  Vice President

$35,000,000                  BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION



                             By /s/ J. Stephen Mernick
                                Title:  Senior Vice President


$35,000,000                  CITIBANK, N.A.



                             By /s/ Barbara A. Cohen
                                Title:  Vice President


$35,000,000                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                             By /s/ Dale S. Hurd
                                Title:  Senior Vice President


$35,000,000                  THE FIRST NATIONAL BANK OF CHICAGO



                             By /s/ Helen A. Carr
                                Title:  Vice President


$25,000,000                  MELLON BANK, N.A.



                             By /s/ A. Gary Chace
                                Title:  Senior Vice President


$25,000,000                  NATIONSBANK OF TEXAS, N.A.



                             By /s/ William D. Clift
                                Title:  Senior Vice President

$25,000,000                  ROYAL BANK OF CANADA



                             By /s/ Everett M. Harner
                                Title: Manager


$20,000,000                  THE BANK OF NEW YORK



                             By /s/ Raymond J. Palmer
                                Title:  Vice President


$20,000,000                  THE FIRST NATIONAL BANK OF BOSTON



                             By /s/ Frank T. Smith, Jr.
                                Title: Director


$20,000,000                  WACHOVIA BANK OF GEORGIA, N.A.



                             By /s/ Terry L. Akins
                                Title:  Senior Vice President



Total Commitments

$325,000,000
=================
                             MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent



                             By /s/ Vernon M. Ford, Jr.
                                Title:  Vice President

                             60 Wall Street
                             New York, New York  10260-0060
                             Attn: Loan Department
                             Telex number: 177615 MGT UT
                             Telecopy No.: 212-648-5014

                                PRICING SCHEDULE



     The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

====================================================================
                        Level      Level      Level        Level
   Status                 I         II         III          IV
====================================================================
Euro-Dollar
Margin
  If Utiliza-
  tion is less
  than 50%              0.200%     0.235%     0.275%       0.500%

  If Utiliza-
  tion equals
  or exceeds
  50%                   0.250%     0.285%     0.325%       0.500%
--------------------------------------------------------------------
CD Margin
  If Utiliza-
  tion is
  less than
  50%                   0.325%     0.360%     0.400%       0.625%

  If Utiliza-
  tion equals
  or exceeds
  50%                   0.375%     0.410%     0.450%       0.625%
--------------------------------------------------------------------
Facility Fee
Rate                    0.100%     0.115%     0.175%       0.375%
====================================================================

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the Company's long-term debt is rated A+ or higher by S&P and A1 or higher by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Company's long-term debt is rated A- or higher by S&P and A3 or higher by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and
(ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, no other Status exists.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

     "Utilization" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Utilization for each date on or after the date of such termination shall be deemed to be greater than 50%.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     If the Company's debt securities are rated by only one of Moody's and S&P, Status shall be determined based on the rating assigned by that rating agency.

                                                                 EXHIBIT A


                                      NOTE


                                                             New York, New York
                                                             August 25, 1994


     For value received, [KERR-McGEE CORPORATION] [KERR-McGEE CREDIT CORPORATION], a Delaware corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

     All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of August 25, 1994 among Kerr-

McGee Corporation, Kerr-McGee Credit Corporation, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

     [Kerr-McGee Corporation has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.]**

                                                     [KERR-McGEE CORPORATION]
                                                     [KERR-McGEE CREDIT
                                                       CORPORATION]



                                                     By________________________
                                                        Title:


--------
**To be deleted in the case of Notes executed and delivered by Kerr-McGee Corporation.

                         LOANS AND PAYMENTS OF PRINCIPAL



------------------------------------------------------------------

                                 Amount of
           Amount of   Type of   Principal    Maturity   Notation
   Date         Loan      Loan      Repaid        Date    Made By
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

                                                                      EXHIBIT B


                       Form of Money Market Quote Request


                                                                  [Date]




To:               Morgan Guaranty Trust Company of New York
                    (the "Agent")

From:             [Kerr-McGee Corporation]
                  [Kerr-McGee Credit Corporation]

Re: Credit Agreement (the "Credit Agreement") dated as of August 25, 1994 among Kerr-McGee Corporation, Kerr-McGee Credit Corporation, the Banks listed on the signature pages thereof and the Agent


                  We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount***                                     Interest Period****

$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


--------
     ***Amount must be $10,000,000 or a larger multiple of $1,000,000. ****Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

     Terms  used  herein  have  the  meanings  assigned  to them  in the  Credit
Agreement.


                                                     [KERR-McGEE CORPORATION]
                                                     [KERR-McGEE CREDIT
                                                       CORPORATION]



                                                     By________________________
                                                        Title:

                                                                      EXHIBIT C



                   Form of Invitation for Money Market Quotes


To:               [Name of Bank]

Re:               Invitation for Money Market Quotes to [Kerr-
                  McGee Corporation] [Kerr-McGee Credit
                  Corporation] (the "Borrower")


                  Pursuant to Section 2.03 of the Credit Agreement dated as of August 25, 1994 among Kerr-McGee Corporation, Kerr-McGee Credit Corporation, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                                        Interest Period


$


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                                                   MORGAN GUARANTY TRUST COMPANY
                                                       OF NEW YORK


                                                   By______________________
                                                       Authorized Officer

                                                                      EXHIBIT D



                           Form of Money Market Quote



To:               Morgan Guaranty Trust Company of New York,
                    as Agent

Re:               Money Market Quote to [Kerr-McGee
                  Corporation] [Kerr-McGee Credit
                  Corporation] (the "Borrower")


                  In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:  ________________________________

2.       Person to contact at Quoting Bank:

         -----------------------------

3.       Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal          Interest           Money Market
 Amount**          Period***          [Margin****]   [Absolute Rate*****]

$

$


         [Provided,  that the aggregate  principal  amount of Money Market Loans
         for  which  the  above   offers  may  be  accepted   shall  not  exceed
         $____________.]**


----------

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                    (notes continued on following page)


     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of August 25, 1994 among Kerr-McGee Corporation, Kerr-McGee Credit Corporation, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                                     Very truly yours,

                                                     [NAME OF BANK]


Dated:_______________                           By:__________________________
                                                        Authorized Officer



----------

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period. **** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". ***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                      EXHIBIT E



                               OPINION OF GENERAL
                             COUNSEL OF THE COMPANY



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     I am General Counsel of Kerr-McGee Corporation (the "Company") and am familiar with the Credit Agreement (the "Credit Agreement") dated as of August 25, 1994 among the Company, Kerr-McGee Credit Corporation ("Credit Corporation") (each of the Company and Credit Corporation singly, a "Borrower" and, collectively, "Borrowers"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of the Borrowers pursuant to Section 3.01(c) of the Credit Agreement.

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that:

     1. Each of the Borrowers is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers required to carry on its business as now conducted.

     2. Each of the Borrowers has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and which, if not obtained, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries, considered as a whole.

     3. The execution, delivery and performance by each Borrower of the Credit Agreement and its Notes are within the corporate powers of such Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of either Borrower or, to the best of my knowledge, of any agreement, judgment, injunction, order, decree or other instrument binding upon either Borrower or result in the creation or imposition of any Lien on any asset of either Borrower or any of its Subsidiaries.

     4. The Credit Agreement constitutes a valid and binding agreement of each of the Company and Credit Corporation, and the Notes of each Borrower constitute its valid and binding obligations in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     5. Except as may have been disclosed in writing to the Banks prior to the signing of the Credit Agreement, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, which involves any substantial risk of an adverse decision which would result in any material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which involves any material risk of an adverse decision which would draw into question the validity of the obligations of either Borrower under the Credit Agreement or the Notes of such Borrower.

     6. Each of the Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each Material Subsidiary has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and which, if not obtained, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries considered as a whole.

     I am a member of the Bar of the State of Oklahoma, and the foregoing opinion is limited to the laws of the State of Oklahoma, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Inasmuch as the Credit Agreement and the Notes are governed by the law of the State of New York, I have assumed for purposes of the foregoing opinion that such law is the same as the law of the State of Oklahoma. I have not been called upon to, and accordingly do not, express any opinion on the effect (if any) of any law of any jurisdiction (except the State of Oklahoma) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                                Very truly yours,

                                                                      EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

     We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of August 25, 1994 among Kerr-McGee Corporation, a Delaware corporation, Kerr-McGee Credit Corporation, a Delaware corporation, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by each Borrower of the Credit Agreement and its Notes are within such Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of each of the Company and Credit Corporation, and each Note of each Borrower constitutes a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                                     Very truly yours,

                                                                      EXHIBIT G


                          FORM OF AUDITOR'S CERTIFICATE


To Kerr-McGee Corporation:

     We have examined the consolidated balance sheet of Kerr-McGee Corporation (a Delaware corporation), and subsidiary companies as of December 31, 19__ and 19__, and the related consolidated statements of income, retained earnings and cash flows for each of the three years in the period ended December 31, 19__, and have issued our report thereon dated February __, 19__. Our examination was made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

     We have read the credit agreement (the "Credit Agreement") dated as of August 25, 1994 among Kerr-McGee Corporation (the "Company"), Kerr-McGee Credit Corporation, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, particularly Articles V and VI. These articles contain certain covenants of the Company relative to certain financial conditions and describe events of default relative to such covenants. We have also read the accompanying officer's certificate prepared by your chief accounting officer described in Section 5.01(c) of the Credit Agreement.

     In connection with our examination, nothing came to our attention that caused us to believe that you were in default with any of the provisions of
Article VI of the Credit Agreement insofar as they pertain to accounting matters. It should be noted that our examination was not directed primarily toward obtaining knowledge of noncompliance.

                                                     Very truly yours,

                                                                      EXHIBIT H


                       ASSIGNMENT AND ASSUMPTION AGREEMENT



     AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [KERR-McGEE CORPORATION (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent")].


                               W I T N E S S E T H


     WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of August 25, 1994 among the Company, Kerr-McGee Credit Corporation, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $______________;

     WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the

Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Company and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.***** It is understood that commitment and/or facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     [SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 10.06(c) the Company agrees to execute and deliver a Note and to cause Credit Corporation to execute

--------
***** Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.
                                        2
and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                    [ASSIGNOR]


                                                    By_________________________
                                                      Title:



                                                    [ASSIGNEE]


                                                    By_________________________
                                                      Title:

                                                   KERR-McGEE CORPORATION


                                                   By__________________________
                                                     Title:


                                                   MORGAN GUARANTY TRUST COMPANY
                                                     OF NEW YORK


                                                   By__________________________
                                                      Title:


                                        4



                                                                 CONFORMED COPY

               AMENDED AND RESTATED CREDIT AGREEMENT


               AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 4, 1996 among KERR-McGEE CORPORATION, KERR-McGEE CREDIT CORPORATION, the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                                  W I T N E S S E T H :


               WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of August 25, 1994 (the "Agreement"); and

               WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

               NOW, THEREFORE, the parties hereto agree as follows:

               SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Note (as defined below).

               SECTION 2. Amendment of Termination Date. The definition of "Termination Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

               "Termination Date" means December 4, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

               SECTION 3. Amendment of Sections 4.04 and 4.05. Each reference to "1993" in Sections 4.04 and 4.05 of the Agreement is amended to read "1995."

               SECTION 4. Changes in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with
Section 8 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections 8.03 and 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

               SECTION 5. Amendment of Pricing Schedule. The Pricing Schedule is amended to read in its entirety as set forth in Exhibit I to this Amendment and Restatement.

               SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

               (a)  no Default has occurred and is continuing; and

               (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

               SECTION 7. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 8. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a duly executed Note for each of the New Banks (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.05 of the Agreement; (iii) the Agent shall have received an opinion of the General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit E to the Agreement with reference to the New Notes, this Amendment and Restatement and the Agreement as amended and restated hereby; and
(iv) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby the New Notes and any other matters relevant hereto, all in form and substance satisfactory to the Agent.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             KERR-McGEE CORPORATION


                             By /s/ John C. Linehan
                                Title: Senior Vice President
                                        and Chief Financial Officer


                             By /s/ John M. Rauh
                                Title: Vice President and Treasurer



                             KERR-McGEE CREDIT CORPORATION


                             By /s/ John C. Linehan
                                Title: Senior Vice President
                                        and Chief Financial Officer

Commitments

$55,000,000                  MORGAN GUARANTY TRUST COMPANY
                                   OF NEW YORK



                                    By /s/ John Kowalczuk
                                       Title: Vice President


$40,000,000                  THE FIRST NATIONAL BANK OF CHICAGO



                                    By /s/ Leo Loughead
                                       Title: Corporate Banking Officer


$35,000,000                  CITIBANK, N.A.



                                    By /s/ Arezod Jafari
                                       Title: Assistant Vice President


$35,000,000                  NATIONSBANK OF TEXAS, N.A.



                                    By /s/ Dale T. Wilson
                                       Title: Vice President



$35,000,000                  ROYAL BANK OF CANADA



                                    By /s/ Linda M. Stephens
                                       Title: Manager

$35,000,000                  TEXAS COMMERCE BANK NATIONAL




                                    By /s/ Donna J. Berman
                                       Title: Senior Vice President


$25,000,000                  THE BANK OF NEW YORK



                                    By /s/ Raymond J. Palmer
                                       Title: Vice President


$25,000,000                  MELLON BANK, N.A.



                                    By /s/ E. Marc Culnod Jr.
                                       Title: First Vice President


$20,000,000                  UMB, OKLAHOMA BANK



                                    By /s/ David Schaefer
                                       Title: Senior Vice President



$20,000,000                  WACHOVIA BANK OF GEORGIA, N.A.



                                    By /s/ Joel K. Wood
                                       Title: Vice President


$0                                  BANK OF AMERICA NATIONAL TRUST AND
                                         SAVINGS ASSOCIATION



                                    By /s/ Richard D. Bluth
                                       Title: Vice President


$0                                  THE FIRST NATIONAL BANK OF BOSTON



                                    By /s/ Frank T. Smith
                                       Title: Director





                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Agent


                                    By /s/ John Kowalczuk
                                       Title: Vice President

EXHIBIT I

                             PRICING SCHEDULE


           The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


              Level   Level     Level    Level     Level     Level    Level
  Status        I       II       III      IV         V         VI      VII
----------- -------- --------- -------- --------- --------- -------- -------

Euro-Dollar  0.13%    0.15%     0.17%    0.20%     0.225%    0.30%    0.50%
Margin
----------- -------- --------- -------- --------- --------- -------- -------

CD Margin    0.255%   0.275%    0.295%   0.325%    0.35%     0.425%   0.625%
----------- -------- --------- -------- --------- --------- -------- -------

Facility     0.07%    0.075%    0.08%    0.10%     0.125%    0.15%    0.25%
Fee Rate
----------- -------- --------- -------- --------- --------- -------- -------

               For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this schedule:

               "Level I Status" exists at any date if, at such date, the Company's long-term debt is rated A+ or higher by S&P or A1 or higher by Moody's.

               "Level II Status" exists at any date if, at such date, (i) the Company's long-term debt is rated A or higher by S&P or A2 or higher by Moody's and (ii) Level I Status does not exist.

               "Level III Status" exists at any date if, at such date, (i) the Company's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

               "Level IV Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

               "Level V Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

               "Level VI Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB- by S&P and Baa3 by Moody's and (ii) none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

               "Level VII Status" exists at any date if, at such date, no other Status exists.

               "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status or Level VII Status exists at any date.

               The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

               If the Company's debt securities are rated by only one of Moody=s and S&P, Status shall be determined based on the rating assigned by that rating agency. For purposes of determining if Level I Status, Level II Status or Level III Status exists, if the Company is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A-/Baa1 results in Level III Status, but A-/Baa2 results in Level V Status). If the Company is split-rated and the ratings differential is more than one level, the rating at the midpoint (or the higher of the two intermediate ratings if there is no midpoint) will apply (e.g., A+/A3 results in Level II Status).





                                                                CONFORMED COPY


                             WAIVER AND AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

        WAIVER AND AMENDMENT NO. 1 dated as of January 1, 1998 to the Amended and Restated Credit Agreement (the "Restated Agreement") dated as of December 4, 1996 among Kerr-McGee Corporation (the "Company"), Kerr-McGee Credit Corporation ("Credit Corporation"), the Banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent").

                                  W I T N E S S E T H :

        WHEREAS, Credit Corporation desires to consummate a merger, effective as of the date hereof, with Kerr-McGee Credit LLC, a Delaware limited liability company ("Credit LLC"), in which Credit LLC will be the surviving company and will assume all of Credit Corporation=s obligations, including, without limitation, all obligations under the Restated Agreement (the "Merger");

        WHEREAS, in connection with such Merger, the parties hereto desire to waive and amend certain provisions of the Restated Agreement as set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Restated Agreement shall have the meaning assigned to such term in the Restated Agreement. Each reference to Ahereof", Ahereunder", Aherein" and Ahereby" and each other similar reference and each reference to Athis Agreement" and each other similar reference contained in the Restated Agreement shall from and after the date hereof refer to the Restated Agreement as amended hereby. The term ANotes@ defined in the Restated Agreement shall include from and after the date hereof the LLC Notes (as defined below).

        SECTION 2. Waiver. Notwithstanding that Section 5.04 of the Restated Agreement requires each Material Subsidiary to preserve and keep in full force and effect its corporate existence, each of the Banks hereby agrees to waive such requirement insofar as, and only to the extent that, such requirement applies to Credit Corporation. The parties hereto agree that the occurrence of the Merger shall not result in a Default under the Restated Agreement.

        SECTION 3. Amendment of Section 1.01. (a) The following new definitions are added in alphabetical order to Section 1.01 of the Restated Agreement:

        "Credit LLC" means Credit Corporation, together with its successors (including Kerr-McGee Credit LLC, a Delaware limited liability company, upon consummation of the Merger).

        "Merger" means the merger of Credit Corporation with and into Kerr-McGee Credit LLC (with Kerr-McGee Credit LLC as the surviving Person) pursuant to the Merger Agreement, effective as of January 1, 1998.

        "Merger Agreement" means the Agreement of Merger dated as of December 29, 1997 between Credit Corporation and Kerr-McGee Credit LLC.

       (b) The definition of "Credit Corporation" set forth in Section 1.01 of the Restated Agreement is amended by deleting the phrase ", and its successors."

        (c) Each reference to "Credit Corporation" in the definitions of "Borrower", "Lien" and "Material Subsidiary" set forth in Section 1.01 of the Restated Agreement is amended to read "Credit LLC."

        SECTION 4. Amendment of Section 4.01. Section 4.01 of the Restated Agreement is amended to read in its entirety as follows:

               SECTION 4.01. Corporate and Limited Liability Company Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and Credit LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of the Company and Credit LLC has all corporate or limited liability company power, as the case may be, and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted which, if not obtained, could reasonably be expected to have a material adverse effect of the business or operations of the Company and its Subsidiaries considered as a whole.

        SECTION 5. Amendment of Section 4.02. Section 4.02 of the Restated Agreement is amended to read in its entirety as follows:

               SECTION 4.02. Corporate, Limited Liability Company and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company and Credit LLC of this Agreement and the Notes are within such Borrower=s corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, require no approval of or filing with any governmental body, agency or official and do not contravene or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws or certificate of formation or limited liability company agreement of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any mortgage, security interest or other lien or encumbrance on any asset of such Borrower or any of its Subsidiaries.

        SECTION 6.  Amendment  of  Section  4.03.    The  reference  to  "Credit
Corporation" in Section 4.03 of the Restated Agreement is amended to read "Credit LLC."

        SECTION 7. Amendment of Section 4.09. Section 4.09 of the Restated Agreement is amended to read in its entirety as follows:

               SECTION 4.09. Subsidiaries. Each of the Material Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate or limited liability company powers, as the case may be, required to carry on its business as now conducted. Each Material Subsidiary has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and which, if not obtained, could reasonably be expected to have a material adverse effect on the business or operations of the Company and its Subsidiaries considered as a whole.

        SECTION 8.  Amendment of Section 5.01 (a).   Each  reference  to "Credit
Corporation" in Section 5.01(a) of the Restated Agreement is amended to read "Credit LLC."

        SECTION 9. Amendment of Section 5.03. Each reference to "corporations" in Section 5.03 of the Restated Agreement is amended to read "companies."

        SECTION 10. Amendment of Section 5.04. Section 5.04 of the Restated Agreement is amended by (i) deleting the parenthetical "(other than Credit Corporation)" and substituting therefor "(other than Credit LLC)"; and (ii) amending each reference to "corporate existence" to read "corporate or limited liability company existence, as the case may be."

        SECTION 11. Amendment of Section 5.11. Section 5.11 of the Restated Agreement is amended to read in its entirety as follows:

               SECTION 5.11. Ownership of Credit LLC. The Company will at all times (i) be the sole member of Credit LLC and (ii) own, directly or indirectly, all outstanding limited liability company interests and other equity securities of Credit LLC, free and clear of any Lien.

        SECTION 12. Amendment of Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.06.
Each reference to "Credit Corporation" in Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.06 of the Restated Agreement is amended to read "Credit LLC."

        SECTION 13. Assumption of Obligations by Credit LLC. With effect from and including the date this Waiver and Amendment No. 1 becomes effective in accordance with Section 17 hereof, (i) Credit LLC shall be a party to the Restated Agreement and (ii) Credit LLC expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of Credit Corporation under the Restated Agreement.

        SECTION 14.  Representations  and   Warranties.   Each  Borrower  hereby
represents and warrants that as of the date hereof and after giving effect hereto:

       (a)   no Default has occurred and is continuing; and

       (b) each representation and warranty of such Borrower set forth in the Restated Agreement is true and correct as though made on and as of this date.

        SECTION 15. Governing Law. This Waiver and Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 16. Effect of Waiver and Amendment. Except as expressly set forth herein, this Waiver and Amendment No. 1 shall not constitute a waiver or amendment of any term or condition of the Restated Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        SECTION 17. Counterparts; Effectiveness. This Waiver and Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Waiver and Amendment No. 1 shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a Note duly executed by Credit LLC for each of the Banks (collectively, the "LLC Notes"), dated on or before the date of effectiveness hereof and otherwise in compliance with Section 2.05 of the Restated Agreement; (iii) the Agent shall have received an opinion of the General Counsel of the Company (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit E to the Restated Agreement (and expressly including an opinion under the Delaware Limited Liability Company Act) with reference to Credit LLC, the LLC Notes, this Waiver and Amendment No. 1 and the Restated Agreement as amended hereby; and (iv) the Agent shall have received all documents it may reasonably request relating to the existence of Credit LLC, the corporate and limited liability company authority for and the validity of the Restated Agreement as amended hereby, the LLC Notes and any other matters relevant hereto, all in form and substance satisfactory to the Agent.


        IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.


                             KERR-McGEE CORPORATION


                             By /s/ John C. Linehan
                                Title: Executive Vice President


                             By /s/ John M. Rauh
                                Title: Vice President


                             KERR-McGEE CREDIT LLC, as successor
                             in interest to Kerr-McGee Credit Corporation


                             By /s/ John C. Linehan
                                Title: Executive Vice President

                             123 Robert S. Kerr Avenue
                             Oklahoma City, Oklahoma 73102


                             MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                             By /s/ James S. Finch
                                Title: Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO


                             By /s/ Ronald L. Dierker
                                Title: Authorized Agent


                             CITIBANK, N.A.


                             By /s/ Mark Stanfield Packard
                                Title: Assistant Vice President


                             NATIONSBANK OF TEXAS, N.A.


                             By /s/ Dale T. Wilson
                                Title: Vice President


                             ROYAL BANK OF CANADA


                             By /s/ Linda M. Stephens
                                Title:  Manager


                             TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION


                             By /s/ Donna J. German
                                Title: Senior Vice President


                             THE BANK OF NEW YORK


                             By /s/ Raymond J. Palmer
                                Title: Vice President


                             MELLON BANK, N.A.


                             By /s/ Richard A. Matthews
                                Title: Vice President


                             UMB OKLAHOMA BANK


                             By /s/ David Schaefer
                                Title: Executive Vice President


                             WACHOVIA BANK, N.A.


                             By /s/ Mariel C. Albrecht
                                Title: Assistant Vice President



                             MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Agent


                             By /s/ James S. Finch
                                Title: Vice President